Exhibit 10.5

STANDBY STOCK PURCHASE AGREEMENT

This STANDBY STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of March 8, 2018, is entered into by and among Federal Life Group, Inc., a Pennsylvania corporation (the “Company”), Federal Life Insurance Company, an Illinois insurance company (“Federal Life”), Federal Life Mutual Holding Company, an Illinois corporation (“FLMHC”), and Insurance Capital Group, LLC (the “Standby Purchaser”).

WITNESSETH:

WHEREAS, the Board of Directors of FLMHC has adopted a Plan of Conversion (the “Plan of Conversion”) pursuant to which FLMHC will convert from a mutual holding company to a stock holding company in accordance with Illinois law (the “Conversion”); and

WHEREAS, in accordance with the Plan of Conversion, FLMHC proposes, as soon as practicable after the Registration Statement, as defined herein, becomes effective, to distribute to Eligible Members, as defined herein, non-transferable rights (the “Rights”) to subscribe for and purchase shares of Common Stock of the Company (the “Shares”) at a subscription price (the “Subscription Price”) of $10.00 per share (such offering, the “Subscription Offering”); and

WHEREAS, contemporaneously with the Subscription Offering, the Company will offer the Shares to a limited group of persons at the Subscription Price (the “Community Offering”); and

WHEREAS, the Standby Purchaser is purchasing from FLMHC a promissory note of FLMHC in the form of Exhibit A hereto in the principal amount of up to $2,000,000 that will be exchanged for Common Stock of the Company upon the effective date of the Conversion at a price per share equal to the Subscription Price (the “Exchangeable Note”); and

WHEREAS, the Company has requested the Standby Purchaser to agree to purchase from the Company in the Community Offering any shares remaining after completion of the Subscription Offering and any orders accepted in the Community Offering by persons other than the Standby Purchaser, and the Standby Purchaser is willing to purchase Shares in the Community Offering on the terms and conditions provided herein.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and intending to be legally bound, the parties hereto hereby agree as follows:

Section 1. Certain Other Definitions. The following terms used herein shall have the meanings set forth below:

“90-Day Limit” shall have the meaning given to such term in Section 9(c)(i) hereof.

“Adjusted Stockholders’ Equity” shall mean stockholders’ equity as determined in accordance with GAAP (excluding the fixed income component of accumulated other comprehensive income).

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“Affiliate” shall have the meaning set forth in Rule 12b-2 under the Exchange Act and shall include Persons who become Affiliates of any Person subsequent to the date hereof. In the case of the Standby Purchaser, its “Affiliates” shall include entities which are controlled by a principal of the Standby Purchaser.

“Agreement” shall have the meaning given to such term in the preamble hereof.

“ASE Event” shall mean, that, in any fiscal quarter, the Company’s consolidated GAAP financial statements for such fiscal quarter includes an Adjusted Stockholders’ Equity that is less than 85% of the Company’s Adjusted Stockholders’ Equity as of the Closing (as shown in the Company’s consolidated GAAP financial statements for the most recent fiscal quarter as of Closing).

“Associate” shall have the meaning set forth in Rule 12b-2 under the Exchange Act and shall include Persons who become Associates of any Person subsequent to the date hereof.

“Bankruptcy and Equity Exception” shall have the meaning given to such term in Section 3(b) hereof.

“Board” shall mean the board of directors of the Company.

“Burdensome Condition” shall have the meaning given to such term in Section 6(c) hereof.

“Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the Commonwealth of Pennsylvania.

“Change of Control” shall mean any transaction or series of transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in, or that is in connection with (a) any Third Party Purchaser or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of Third Party Purchasers acquiring beneficial ownership, directly or indirectly, of a majority of the then issued and outstanding Common Stock or (b) the sale, lease, exchange, conveyance, transfer, or other disposition (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company and its Subsidiaries, on a consolidated basis, to any Third Party Purchaser or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of Third Party Purchasers (including any liquidation, dissolution, or winding up of the affairs of the Company, or any other distribution made in connection therewith).

“Closing” shall mean the closing of the purchase described in Section 2 hereof, which shall be held at 10:00 a.m. Eastern Time on the Closing Date at the offices of Stevens & Lee, 620 Freedom Business Center, King of Prussia, Pennsylvania 19406, or such other time and place as may be agreed to by the parties hereto.

“Closing Date” shall mean the date on which the closing of the sale of the Shares pursuant to the Offerings takes place.

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“Commission” shall mean the United States Securities and Exchange Commission, or any successor agency thereto.

“Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

“Common Stock Equivalent” shall mean any convertible debt instrument, option, warrant or other right to acquire Common Stock and shall include the number of shares of Common Stock that may be acquired upon exercise or conversion of such Common Stock Equivalent.

“Company” shall have the meaning given to such term in the preamble hereof.

“Company Contracts” shall have the meaning given to such term in Section 3(f) hereof.

“Company Offer Notice” shall have the meaning given to such term in Section 13(a) hereof.

“Conversion Plan Approval” shall mean the approval of the Plan of Conversion by the Department and the requisite vote of the Voting Members.

“Department” shall mean the Illinois Insurance Department.

“Designated Securities” shall have the meaning given to such term in Section 11(b) hereof.

“Drag-along Notice” shall have the meaning given to such term in Section 14(b) hereof.

“Drag-along Sale” shall have the meaning given to such term in Section 14(a) hereof.

“Drag-along Stockholder” shall have the meaning given to such term in Section 14(a) hereof.

“Dragging Stockholder” shall have the meaning given to such term in Section 14(a) hereof.

“Eligible Members” shall mean the members of FLMHC eligible to purchase Shares in the Subscription Offering.

“Equity Securities” shall include (i) with respect to the Company, (a) any Common Stock, (b) any security convertible into or exercisable or exchangeable for, with or without consideration, shares of Common Stock (including any option to purchase such a convertible security), (c) any security carrying any warrant or right to subscribe to or purchase any shares of Common Stock, and (d) any such warrant or right and (ii) with respect to any Subsidiary of the Company, (a) any equity ownership interests, (b) any security convertible into or exercisable or exchangeable for, with or without consideration, equity ownership interests (including any option to purchase such a convertible security), (c) any security carrying any warrant or right to subscribe to or purchase any shares of equity ownership interests, and (d) any such warrant or right.

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“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Federal Life” shall have the meaning given to such term in the recitals hereof.

“FLMHC” shall have the meaning given to such term in the recitals hereof.

“Financial Statements” shall have the meaning given to such term in Section 3(g) hereof.

“First Offer Termination Event” shall mean the earliest to occur of (a) the fifth (5th) anniversary of the Closing Date, (b) the first date upon which the Standby Purchaser no longer beneficially owns shares of the Common Stock representing more than five percent (5%) of the issued and outstanding shares of the Common Stock, or (c) the occurrence of a Standstill Termination Event.

“GAAP” shall mean accounting principles generally accepted in the United States of America, consistently applied by the Company with prior practice.

“Griffin” shall mean Griffin Financial Group, LLC.

“Governmental Entity” shall mean any federal or state court, administrative agency or commission or other governmental authority or instrumentality, other than the Department.

“Gross Up Right” shall have the meaning given to such term in Section 11(a) hereof.

“Including” shall mean including, without limitation.

“Indebtedness” means, with respect to any Person, (a) all obligations for borrowed money, (b) any other obligations owed by such Person under any credit agreement or facility, or evidenced by any note, bond, debenture or other debt security or instrument made or issued by such Person, (c) all obligations for the deferred purchase price of property or services with respect to which such Person is liable, contingently or otherwise, as obligor or otherwise, (d) all capitalized lease obligations, synthetic lease obligations and sale leaseback obligations, whether secured or unsecured, (e) all obligations under interest rate cap, swap, collar or similar transactions or currency or commodity hedging transactions (valued at the termination value thereof), (f) all obligations under conditional sale or other title retention agreements relating to any purchased property, (g) all letters of credit or performance bonds issued for the account of such Person, (h) all guarantees of such Person with respect to any of the foregoing of any other Person, (i) all interest, premium and prepayment penalties due and payable in respect of any of the foregoing and (j) all indebtedness referred to in clauses (a) through (i) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any encumbrance upon or in property (including accounts and contract rights) owned by such Person, even though such Person may not have assumed or become liable for the payment of such indebtedness, and including in clauses (a) through (i) above any accrued and unpaid interest or penalties thereon.

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“Law” shall have the meaning given to such term in Section 6(d) hereof.

“Liability” means any liability, debt, expense, claim, demand, loss, commitment, damage, deficiency, obligation or actions of any kind, character or description, whether asserted or not asserted, disputed or undisputed, known or unknown, joint or several, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or unaccrued, matured or unmatured, absolute, contingent, determined, determinable or otherwise, whenever or however arising (including, whether arising out of any contract or tort based on negligence or strict liability) and whether or not the same would be required by SAP to be reflected in financial statements or disclosed in the notes thereto, including all costs and expenses related thereto.

“Liens” means all pledges, liens (statutory or other), encumbrances, charges, claims, community property interests, conditions, deeds of trust, equitable interests, options, hypothecations, mortgages, easements, encroachments, burdens, rights of others, rights of way, rights of first refusal, rights of first offer, title defects, title retention agreements, leases, subleases, licenses, occupancy agreements, covenants, voting trust agreements, interests, negotiations or refusals, security interests of any kind, proxies or restrictions of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership or any applicable insurance Laws.

“Material Action” shall mean (a) incurring Indebtedness or any other material Liability or contracting for the extension or ability to incur Indebtedness (even if not yet incurred), (b) modifying or amending Company Contracts, (c) adopting of a plan of complete or partial liquidation, rehabilitation or entering into any merger agreement, (d) creating or acquiring of Subsidiaries, (e) undertaking or committing to make any capital expenditures, (f) mortgaging, pledging or otherwise encumbering or subjecting to a Lien any material assets or properties, tangible or intangible, other than Permitted Liens, (g) defaulting under any Indebtedness, or cancelling or compromising any Indebtedness or waiving any material rights with respect thereto without receiving a realizable benefit of similar or greater value, (h) paying or prepaying any Liability, or discharging or satisfying any Lien, or settling any Liability, claim, dispute, proceeding, suit or appeal, pending or threatened against it or any of its assets or properties, other than short-term liabilities which have been paid prior to the contractual due date therefor in the ordinary course of business, (i) effecting any employee profit-sharing, stock option, stock purchase, pension, bonus, incentive, retirement, medical reimbursement, life insurance, deferred compensation, severance or termination agreements, (j) entering into any new line of business, introduced any new products or services or changed in any material respect existing products or services, except as may be required by applicable Law, (k) abandoning, modifying, failing to renew, waiving, terminating or letting lapse any Permits or failing to timely file with any Governmental Entity all required annual and quarterly statutory financial statements and other insurance regulatory reports, statements, documents, registrations, filings or submissions or (l) entering into any agreement or commitment, whether in writing or otherwise, to do any of the forgoing.

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“Material Adverse Effect” shall mean (a) a material adverse effect on the financial condition, or on the earnings, operations, assets, business or prospects of the Company, Federal Life and their respective subsidiaries taken as a whole, or (b) the failure of either Joseph D. Austin or William S. Austin to serve as Chief Executive Officer of the Company; provided, however, that in determining whether a Material Adverse Effect has occurred under clause (a), there shall be excluded any effect to the extent resulting from (i) actions or omissions of the Company or Federal Life expressly required or contemplated by the terms of this Agreement, (ii) changes after the date hereof in general economic conditions in the United States, including financial market volatility or downturn, (iii) changes after the date hereof affecting generally the life insurance business in the United States, (iv) acts of war, sabotage or terrorism, military actions or the escalation thereof, or outbreak of hostilities, (v) any changes after the date hereof in applicable laws or accounting rules or principles, including changes in GAAP, or (vi) the announcement or pendency of the transactions contemplated by this Agreement; provided further, however, that any circumstance, event, change, development or effect referred to in clauses (ii), (iii), (iv) and (v) shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such circumstance, event, change, development or effect has a disproportionate effect on the Company and Federal Life compared to other participants in the industries or markets in which the Company and Federal Life operate.

“Maximum of the Valuation Range” has the meaning given to such term in the Plan of Conversion.

“Minimum of the Valuation Range” has the meaning given to such term in the Plan of Conversion.

“Non-public information” shall have the meaning given to such term in Section 6(d) hereof.

“Offer Period” shall have the meaning given to such term in Section 11(b) hereof.

“Offered Shares” shall have the meaning given to such term in Section 9(d) hereof.

“Offerings” shall mean, collectively, the Subscription Offering and the Community Offering.

“Offering Expiration Date” shall mean the date on which the Offerings expire.

“Organizational Documents” of a Person means, as applicable, the declaration and charter, certificate of incorporation, articles of incorporation, certificate of designation, bylaws, certificate of formation, operating agreement or any similar organizational or governing document or instrument of a Person.

“Permits” shall have the meaning given to such term in Section 3(f) hereof.

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“Permitted Liens” means (a) Liens for taxes that are not yet due and payable or are not delinquent and are being contested in good faith by appropriate proceedings for which adequate reserves are maintained, or (b) mechanics’, materialmens’, carriers’, workmens’, repairmens’, contractors’ and warehousemens’ Liens imposed by applicable Law, arising or incurred in the ordinary course of business.

“Person” shall mean individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a Governmental Entity.

“Plan of Conversion” shall mean the plan of conversion adopted by FLMHC in connection with its conversion from a mutual insurance holding company to a stock insurance holding company pursuant to Section 59.1 of the Illinois Insurance Code, 215 ILCS 5/59.1.

“Potential Sale Notice” shall have the meaning given to such term in Section 13(a) hereof.

“Proposed Transferee” shall have the meaning given to such term in Section 15(a).

“Prospectus” shall mean the final Prospectus included in the Registration Statement for use in connection with the Offerings.

“Public Sale Notice” shall have the meaning given to such term in Section 9(d) hereof.

“Purchased Shares” shall have the meaning given to such term in Section 2(b) hereof.

“Qualifying Offer” shall have the meaning given to such term in Section 13(c) hereof.

“Registration Statement” shall mean the Company’s Registration Statement on Form S-1 or such other appropriate form under the Securities Act, pursuant to which the shares of Common Stock to be issued in the Offerings will be registered pursuant to the Securities Act.

“Rights” shall have the meaning given to such term in the recitals hereof.

“ROFO Termination Date” shall mean (a) if the Standstill Period terminates as scheduled on the fifth (5th) anniversary of the Closing Date, the date that is two (2) years following the end of the Standstill Period and (b) if the Standstill Period terminates for any other reason, the date of the occurrence of a Standstill Termination Event.

“Sale Notice” has the meaning given to such term in Section 15(b) hereof.

“SAP” shall mean the accounting practices prescribed or permitted by the Department.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Selling Stockholder” shall have the meaning given to such term in Section 15(a) hereof.

“Senior Management Shareholders” shall mean the Executive Chairman, the Chief Executive Officer, the President, the Chief Financial Officer and any Executive Vice President.

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“Shares” shall have the meaning given to such term in the recitals hereof.

“Standby Purchaser” shall have the meaning given to such term in the preamble hereof.

“Standstill Period” means the period commencing on the Closing Date and ending on the occurrence of a Standstill Termination Event.

“Standstill Termination Event” shall mean the earliest to occur of (a) the fifth (5th) anniversary of the Closing Date, (b) the failure of either Joseph D. Austin or William S. Austin to serve as Chief Executive Officer of the Company unless a new Chief Executive Officer acceptable to the Standby Purchaser is appointed by the Board within a reasonable time thereafter, or (c) the occurrence of an ASE Event.

“Statutory Financial Statements” shall have the meaning given to such term in Section 3(h) hereof.

“Stockholder” shall mean any Person who is a record holder of Common Stock or any Common Stock Equivalent.

“Strategic Direction” shall have the meaning given to such term in Section 13(d) hereof.

“Strategic Investor” shall have the meaning given to such term in the Plan of Conversion.

“Subscription Agent” shall have the meaning given to such term in Section 6(a)(vi) hereof.

“Subscription Offering” shall have the meaning given to such term in the recitals hereof.

“Subscription Price” shall have the meaning given to such term in the recitals hereof.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, general or limited partnership, limited liability partnership, joint venture, association or other Person that is a business entity, trust or estate of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Tag-along Notice” shall have the meaning given to such term in Section 15(c) hereof.

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“Tag-along Period” shall have the meaning given to such term in Section 15(c) hereof.

“Tag-along Sale” shall have the meaning given to such term in Section 15(a) hereof.

“Tag-along Stockholder” shall have the meaning given to such term in Section 15(a) hereof.

“Third Party Purchaser” shall mean any Person who, immediately prior to the contemplated transaction does not directly or indirectly own or have the right to acquire any outstanding Common Stock.

“Transfer” shall have the meaning given to such term in Section 9(a) hereof.

“Unsubscribed Shares” shall mean the number of Shares not purchased in connection with the Subscription Offering.

“Voting Members” shall mean the members of FLMHC eligible to vote to adopt and approve the Plan of Conversion.

“VWAP Price” shall mean the average of daily volume weighted average price of the Common Stock on the NASDAQ Stock Market for the 20 trading days immediately preceding the date of the Public Sale Notice.

Section 2. Standby Purchase Commitment.

(a) On the date of the filing of the Registration Statement, the Standby Purchaser shall purchase from FLMHC at a price of up to $2,000,000, and FLMHC shall issue to the Standby Purchaser, the Exchangeable Note, and FLMHC shall deliver to the Standby Purchaser the original Exchangeable Note executed by FLMHC. The Standby Purchaser shall pay the purchase price for the Exchangeable Note to FLMHC by a wire transfer of immediately available funds as and when Advances (as defined in the Exchangeable Note) are requested in accordance with the terms thereof, to an account designated by FLMHC.

(b) Subject to the terms, conditions and limitations of this Agreement and to the availability of Shares after purchases made in the Subscription Offering, the Standby Purchaser agrees to purchase from the Company in the Community Offering, at the Subscription Price, the greater of (i) such number of Shares as shall result in the sale of Shares in the Offering equal to the number of Shares at the Minimum of the Valuation Range, or (ii) at least the lesser of: (A) 2,800,000 Shares (including any Shares issued as a result of the exchange of the Exchangeable Note), or (B) such number of Shares, that when added to (x) any Shares for which subscriptions have been accepted in the Subscription Offering, plus (y)  any Shares for which orders have been accepted in the Community Offering from other than the Standby Purchaser, shall equal the number of Shares at the Maximum of the Valuation Range in the Offering. With the consent of the Company, the Standby Purchaser may purchase such additional Shares above the maximum number of Shares offered in the Offering as shall result in the Standby Investor owning 2,800,000 Shares (the number of Shares purchased by the Standby Purchaser are referred to herein as the “Purchased Shares”).

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(c) Payment of the purchase price for the Purchased Shares shall be made by the Standby Purchaser, on the Closing Date, against delivery of certificates or a book entry statement evidencing the Purchased Shares, in United States dollars by means of a wire transfer of immediately available funds to the escrow account for the Offerings.

Section 3. Representations and Warranties of the Company. The Company, Federal Life, and FLMHC represent and warrant as of the date hereof and as of the Closing Date (except for the representations and warranties that are as of a specific date, which shall be made as of such date) to the Standby Purchaser as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. Federal Life is a stock insurance company duly organized, validly existing and in good standing under the laws of the State of Illinois and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. FLMHC is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The copies of the Organizational Documents of the Company, FLMHC, and Federal Life that have been provided to the Standby Purchaser are complete and correct and in full force and effect. The Company has no joint venture or similar arrangement, no subsidiaries, no significant assets or liabilities, and it is not engaged in any business.

(b) This Agreement has been duly and validly authorized, executed and delivered by each of the Company, Federal Life and FLMHC and constitutes a binding obligation of each of the Company, Federal Life, and FLMHC enforceable against each of them in accordance with its terms, subject to (i) the application of bankruptcy, receivership, conservatorship, reorganization, insolvency and similar laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought (clauses (i) and (ii) collectively, the “Bankruptcy and Equity Exception”).

(c) The authorized capital of the Company consists of (i) 10,000,000 shares of Common Stock, none of which shares were issued and outstanding as of the date of this Agreement, and (ii) 1,000,000 shares of preferred stock, none of which preferred stock has been issued, as of the date hereof. Except for equity awards to be granted to management upon completion of the Offerings as described in the Registration Statement, there are no options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Company to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock. The authorized capital stock of Federal Life consists of 25,000,000 shares of common stock, of which 2,500,000 shares are issued and outstanding. FLMHC owns all of the outstanding shares of capital stock of Federal Life. As of the date of this Agreement there are no authorized shares of capital stock of FLMHC. At the Closing Date, all of the authorized capital stock of FLMHC will be issued to and will be owned by the Company. There are no options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating either Federal Life or FLMHC to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock.

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(d) At the time the Registration Statement becomes effective, the Registration Statement will comply in all material respects with the requirements of the Securities Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time the Registration Statement becomes effective and at the Closing Date, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with the information furnished to the Company in writing by the Standby Purchaser for use in the Registration Statement or in the Prospectus.

(e) All of the Shares, including the Purchased Shares, will have been duly authorized for issuance prior to the Closing (assuming the Conversion Plan Approval has been obtained), and, when issued and distributed as set forth in the Prospectus, will be validly issued, fully paid and non-assessable; and none of the Shares will have been issued in violation of the preemptive rights of any security holders of the Company arising as a matter of law or under or pursuant to the Company’s Articles of Incorporation, the Company’s bylaws, or any agreement or instrument to which the Company is a party or by which it is bound.

(f) Neither the execution, delivery or performance of this Agreement or the Plan of Conversion by the Company, FLMHC or Federal Life, nor the consummation by the Company, Federal Life or FLMHC of the transactions contemplated hereby or thereby, will: (i) conflict with or result in any breach of any provisions of the Organizational Documents of the Company, FLMHC or Federal Life; (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation) under, any of the terms, conditions or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which the Company, FLMHC or Federal Life is a party or by which it or any of their properties or assets may be bound (collectively, the “Company Contracts”); (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, FLMHC, Federal Life or any of their properties or assets; (iv) result in the creation or imposition of any Lien on any asset of the Company, FLMHC or Federal Life; or (v) cause the suspension or revocation of any permit, license, governmental authorization, consent or approval necessary for the Company, FLMHC or Federal Life to conduct its business as currently conducted (collectively, the “Permits”), except in the case of clauses (ii), (iii), (iv) and (v) for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions or revocations which would not individually or in the aggregate have or be reasonably likely to result in a Material Adverse Effect. Except for the Conversion Plan Approval, no vote of any member or holder of any other interest in FLMHC or Federal Life (equity or otherwise), is required to consummate the transactions contemplated by this Agreement or the Plan of Conversion.

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(g) Federal Life has delivered to the Standby Purchaser complete and correct copies of the Financial Statements. The Financial Statements have been derived from the accounting books and records of FLMHC and Federal Life and have been prepared on a basis consistent with GAAP, subject, in the case of interim unaudited Financial Statements, only to normal recurring year-end adjustments. The Financial Statements present fairly in all material respects the consolidated financial position of FLMHC and Federal Life as at the respective dates thereof, and the consolidated statements of income, cash flow and equity included in the Financial Statements present fairly in all material respects the consolidated results of operations, cash flows and consolidated equity of FLMHC and Federal Life, as applicable, for the respective periods indicated. The term “Financial Statements” means the unaudited consolidated financial statements of FLMHC and Federal Life as at and for the nine-month period ended September 30, 2017 and the audited consolidated financial statements of FLMHC and Federal Life as at and for the year ended December 31, 2016, including in each case a consolidated balance sheet and consolidated statements of income, cash flow and equity, as previously made available to the Standby Purchaser.

(h) The annual statements of Federal Life for the years ended December 31, 2017, December 31, 2016 and December 31, 2015 and the quarterly statements of Federal Life for the quarters ended March 31, June 30, and September 30, 2017 as filed with the Department (collectively, together with all exhibits and schedules thereto, the “Statutory Financial Statements”) have been prepared in accordance with SAP, and such accounting practices have been applied on a consistent basis throughout the periods involved, except to the extent permitted by the Department and as expressly set forth in the notes, exhibits or schedules thereto, and the Statutory Financial Statements present fairly in all material respects the financial position and the results of operations for Federal Life as of the dates and for the periods therein in accordance with such accounting practices. Federal Life has made available to the Standby Purchaser true and complete copies of all examination reports of the Department and any insurance regulatory agencies since January 1, 2014, relating to Federal Life. Federal Life has delivered to the Standby Purchaser true and complete copies of the Statutory Financial Statements.

(i) As of the date of this Agreement, since December 31, 2017 , there has been no event or condition that, individually or in the aggregate, has had (or is reasonably likely to result in) a Material Adverse Effect, and Federal Life and FLMHC have in all material respects conducted their respective businesses in the ordinary course consistent with past practice. Except (x) for actions taken in the ordinary course of business (including the settlement of undisputed claims) and (y) for such actions as are necessary for the completion of the Offerings and the transactions contemplated by this Agreement and the Plan of Conversion, since December 31, 2017, none of the Company, Federal Life or FLMHC has taken any Material Action that resulted, or could reasonably result, in the payment of an amount, or the incurrence of a liability of, more than $100,000.

(j) Except for insurance claims litigation arising in the ordinary course of business for which adequate reserves have been established, there is no suit, action, proceeding or investigation (whether at law or equity, before or by any Government Entity or before any arbitrator) pending or, to the knowledge of Federal Life, FLMHC or the Company, threatened against or affecting any of them, the outcome of which would individually or in the aggregate have or be reasonably likely to result in a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Government Entity or arbitrator outstanding against Federal Life, FLMHC or the Company that would individually or in the aggregate have or be reasonably likely to result in a Material Adverse Effect.

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(k) The aggregate reserves of Federal Life as recorded in the Financial Statements and Statutory Financial Statements have been determined in accordance with generally accepted actuarial principles consistently applied or the requirements of the State of Illinois (except as permitted by the State of Illinois and as set forth therein). The insurance reserving practices and policies of Federal Life have not changed, in any material respect, since December 31, 2017, and the results of the application of such practices and policies are reflected in the Financial Statements and Statutory Financial Statements. All reserves of Federal Life set forth in the Financial Statements and Statutory Financial Statements are fairly stated in accordance with sound actuarial principles and meet the requirements of the insurance laws of the State of Illinois, except where the failure to so state such reserves or meet such requirements would not have or be reasonably likely to result in a Material Adverse Effect.

Section 4. Representations and Warranties of the Standby Purchaser. The Standby Purchaser represents and warrants as of the date hereof and as of the Closing Date (except for the representations and warranties that are as of a specific date, which shall be made as of such date) to the Company as follows:

(a) The Standby Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite organizational power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Assuming the correctness of the representations and warranties made by the Company in Section 3 hereof, the execution and delivery of this Agreement by the Standby Purchaser and performance by the Standby Purchaser of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action on the part of the Standby Purchaser, and no further consent or authorization in connection therewith is required by the Standby Purchaser, its board of directors or its members. This Agreement has been duly executed by the Standby Purchaser, and when delivered by the Standby Purchaser in accordance with the terms of this Agreement and thereof, will constitute the legal, valid and binding obligations of the Standby Purchaser, enforceable against it in accordance with its respective terms, subject to the Bankruptcy and Equity Exception.

(b) The Standby Purchaser was contacted by the Company or Griffin with respect to a potential investment in the Shares. The Standby Purchaser understands that the Standby Purchaser is acquiring the Purchased Shares in the ordinary course of its business directly from the Company (and not from Griffin), as principal for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same in violation of the Securities Act or any applicable state securities laws. The Standby Purchaser does not presently have any agreement or understanding, directly or indirectly, with any Person to: (i) distribute any of the Purchased Shares; (ii) hold or to dispose of the Purchased Shares; or (iii) acquire any Shares from any other Person other than from the Company pursuant to this Agreement. Notwithstanding the foregoing, except as otherwise set forth in this Agreement, by making the representations herein, the Standby Purchaser does not agree to hold any of the Purchased Shares for any minimum or other specific term.

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(c) The Standby Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. The Standby Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act, or an unregistered broker-dealer engaged in the business of being a broker-dealer. The Standby Purchaser is an experienced institutional investor, is knowledgeable regarding the life insurance industry, and has experience in investing in life insurance companies and life insurance holding companies.

(d) The Standby Purchaser is not purchasing the Purchased Shares as a result of any advertisement, article, notice or other communication regarding the Purchased Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement. The Standby Purchaser did not learn about Federal Life or the Offerings as a result of the Registration Statement.

(e) The Standby Purchaser understands that the Purchased Shares Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and regulations.

Section 5. Deliveries at Closing.

(a) At the Closing, the Company shall deliver to the Standby Purchaser the following:

(i) a certificate or certificates or a book entry statement representing the number of shares of Common Stock issued to the Standby Purchaser pursuant to Section 2 hereof; and

(ii) a certificate of an officer of the Company certifying on its behalf to the effect that the conditions set forth in Sections 8(a) and 8(c) have been satisfied on and as of the Closing Date.

(b) At the Closing, the Standby Purchaser shall deliver to the Company the following:

(i) payment of the Subscription Price of the Shares purchased by the Standby Purchaser, as set forth in Section 2(b) hereof; and

(ii) a certificate of the Standby Purchaser certifying to the effect that the conditions set forth in Sections 8(b) and 8(c) have been satisfied on and as of the Closing Date.

Section 6. Covenants.

(a) The Company, Federal Life and FLMHC, as applicable, agree as follows between the date hereof and the Closing Date:

(i) to as soon as reasonably practical file with the Commission the Registration Statement;

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(ii) to use reasonable best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as practical;

(iii) to use reasonable best efforts to effectuate the Offerings;

(iv) as soon as reasonably practical after the Company is advised or obtains knowledge thereof, to advise the Standby Purchaser with a confirmation in writing, of (A) the time when the Registration Statement or any amendment thereto has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed, (B) the issuance by the Commission of any stop order, or of the initiation or threatening of any proceeding suspending the effectiveness of the Registration Statement or any amendment thereto or any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, (C) the issuance by any state securities commission of any notice of any proceedings for the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (D) the receipt of any comments from the Commission, and (E) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. The Company will use its reasonable best efforts to prevent the issuance of any such order or the imposition of any such suspension and, if any such order is issued or suspension is imposed, to obtain the withdrawal thereof as promptly as practical;

(v) to operate the business of Federal Life, the Company and FLMHC in the ordinary course of business consistent with past practice;

(vi) to notify, or to cause the subscription agent for the Subscription Offering (the “Subscription Agent”) to notify, the Standby Purchaser on each Friday during the exercise period of the Rights, or more frequently if reasonably requested by the Standby Purchaser, of the aggregate number of Shares known by the Company or the Subscription Agent to have been subscribed for or ordered in the Subscription Offering as of the close of business on the preceding Business Day or the most recent practical time before such request, as the case may be;

(vii) not to issue any shares of capital stock of the Company, or options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, securities convertible into or exchangeable for capital stock of the Company, or other agreements or rights to purchase or otherwise acquire capital stock of the Company, except for the Exchangeable Note, shares of Common Stock issuable in the Offerings, and equity awards to management as described in the Registration Statement;

(viii) not to authorize any stock split, stock dividend, stock combination or similar transaction affecting the number of issued and outstanding shares of Common Stock or shares of the Company’s preferred stock;

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(ix) except for dividends payable to FLMHC or Federal Life, not to declare or pay any dividends or repurchase any shares of Common Stock or shares of the Company’s preferred stock;

(x) except for the Exchangeable Note, not to incur any Indebtedness other than (A) trade payables or other similar Indebtedness incurred in the ordinary course of business consistent with past practice and (B) other Indebtedness not in excess of $1,000,000 in the aggregate;

(xi) to discuss the orders received in the Community Offering (other than, for avoidance of doubt, any orders from the Standby Purchaser) with the Standby Purchaser and only accept such orders and in such amounts as are agreed to by both the Standby Purchaser, on the one hand, and the Company and FLMHC, on the other hand;

(xii) to not, without the prior written consent of the Standby Purchaser exercise the Company’s right to increase or decrease the purchase limitations set forth in the Plan of Conversion pursuant to Section 10.01(f) thereof;

(xiii) to not exercise the Company’s or FLMHC’s right under Section 11.02 of the Plan of Conversion to reject order for Shares placed by the Standby Purchaser in accordance with the terms of this Agreement and the Plan of Conversion; and

(xiv) to not enter into any other Standby Purchase Agreement (as defined in the Plan of Conversion) with any other Standby Purchaser (as defined in the Plan of Conversion).

(b) The Standby Purchaser agrees as follows between the date hereof and the Closing Date:

(i) it shall be a condition precedent to the obligations of the Company to complete the registration or qualification pursuant to Section 6(a) hereof that the Standby Purchaser shall timely furnish to the Company in writing such information regarding itself as shall be reasonably requested by the Company and as shall be required to effect such registration or qualification and shall timely execute such documents in connection with such registration as the Company may reasonably request; and

(ii) to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement and the qualification of the Shares offered for sale in the Offerings under applicable “blue sky” laws hereunder.

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(c) Each of the Standby Purchaser and the Company will cooperate with the other and use commercially reasonable efforts to promptly prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, waivers, approvals and authorizations of the Commission, the Department and any other third parties or Governmental Entities, necessary or desirable to consummate the purchase of the Shares by the Standby Purchaser contemplated by this Agreement. The Standby Purchaser and the Company will furnish each other and each other’s counsel with all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be necessary or advisable in connection with any application, petition or any other statement or application made by or on behalf of the Standby Purchaser or the Company to the Department or any Governmental Entity in connection with the purchase of the Shares by the Standby Purchaser contemplated by this Agreement. The Standby Purchaser shall notify the Company promptly of the receipt of any comments of the Department or any Governmental Entity with respect to such filings. Notwithstanding anything to the contrary contained herein, between the date of this Agreement and the Closing Date, the Standby Purchaser shall not be obligated to take or refrain from taking or to agree to it or its Affiliates taking or refraining from any action or to suffer to exist any condition, limitation, restriction or requirement that, individually or in the aggregate with any other actions, conditions, limitations, restrictions or requirements, would or would reasonably be likely to result in a Burdensome Condition, and the Standby Purchaser shall not be required to seek review by a court, administrative or regulatory authority, agency, commission, board, tribunal or similar adjudicative body of any determination of any insurance regulatory authority, including in their capacity as a rehabilitator, conservator, liquidator or similar capacity. As used herein, “Burdensome Condition” means any condition that would: (A) have a material negative effect on the business or the Permits, assets, liabilities, properties, operations, results of operations or condition (financial or otherwise) of the Standby Purchaser, its Affiliates or the Company; (B) impose any material requirement relating to the contribution of capital, keep-well or capital maintenance arrangements or maintaining risk-based capital level or any material restrictions on dividends or distributions or the ability of the Company to operate its business, in each case, excluding any changes in applicable Law or the effects of any actions, conditions, limitations, restrictions or requirements that are customary for the applicable Governmental Entity to impose in transactions of the type of transaction contemplated hereby; or (C) impose any requirement to modify this Agreement, the Plan of Conversion or other agreement entered or to be entered into in connection herewith or therewith in any manner that materially changes the rights, liabilities or obligations of the parties hereto or thereto.

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(d) After the Closing, if and for so long as the Standby Purchaser beneficially owns more than five percent (5.0%) of the issued and outstanding shares of the Common Stock, the Company shall provide the Standby Purchaser with reasonable opportunities upon reasonable notice and during regular business hours to discuss with the senior management of the Company at least on a quarterly basis, the business and operations of the Company, with at least one of those meetings each year to be held, if requested by the Standby Purchaser, in-person at the Company’s offices or such other mutually agreeable location. The Standby Purchaser hereby acknowledges that it is aware, and it agrees that it will advise its representatives, agents, advisors, Affiliates and Associates who are informed as to the matters which are the subject of this provision (collectively, its “Representatives”), that the United States securities laws prohibit any Person who has received material, non-public information concerning the Company or the matters which are the subject of this provision from purchasing or selling securities of the Company or from communicating such information to any other Person. The Standby Purchaser agrees, and shall instruct its Representatives, to (i) keep such non-public information provided by the Company strictly confidential, (ii) use the same degree of care to protect such non-public information as each would use to protect its own non-public information of a similar nature, but in no event with less than reasonable care, and (iii) not disclose the non-public information in any manner whatsoever to any Person, except with the specific prior written consent of the Company. As used in this Section 6(d), “non-public information” shall not include information which (a) is or becomes public knowledge other than as a result of a breach of the obligations of the Standby Purchaser or its Representatives; (b) was known to the Standby Purchaser prior to the date of this Agreement, except as provided to the Standby Purchaser pursuant to a confidentiality agreement with Federal Life; (c) becomes available without restriction from a third party not known by the Standby Purchaser to be under any confidentiality obligation to the Company with respect thereto; or (d) is developed by the Standby Purchaser or its Representatives without use of the Company’s non-public information. In the event that the Standby Purchaser or any of its Representatives are requested or required by law, regulation, deposition, interrogatory, request for documents, subpoena, civil investigative demand, administrative regulatory requirement, order, decree or the rules of any applicable stock exchange or similar legal process (collectively, “Law”) to disclose any of the foregoing non-public information, the Standby Purchaser shall (or will direct its Representatives to) provide the Company with prompt prior written notice of such requirement to the extent permissible under applicable Law and reasonably practicable under the circumstances in order to enable the Company to (A) seek, at its own cost, an appropriate protective order or other remedy or (B) waive compliance, in whole or in part, with the terms of this Agreement; and the Standby Purchaser or such Representative shall consult and reasonably cooperate with the Company, at the Company’s expense and upon its written request, with respect to taking steps to resist or narrow the scope of such request or requirement. If, in the absence of a protective order, the Standby Purchaser or such Representative are nonetheless, on the advice of counsel of such Standby Purchaser or such Representative, as applicable, required by applicable Law to disclose the foregoing non-public information, the Standby Purchaser or such Representative shall (I) furnish only that portion of the foregoing non-public information that, based upon advice of legal counsel, is legally required, (II) give advance notice to the Company of the information to be disclosed as far in advance as is legally permissible and practical, and (III) exercise commercially reasonable efforts, at the Company’s expense and upon its written request, to obtain reliable assurance that confidential treatment will be accorded such non-public information. Notwithstanding anything to the contrary herein, without satisfying the other obligations of this paragraph, Standby Purchaser and its Representative may disclose such non-public information to the extent such disclosure is requested or required in connection with routine audits or examinations by, or blanket document requests from, a Governmental Entity that does not specifically target the other parties, this Agreement or the transactions contemplated hereby.

(e) The Company shall at all times reserve and hold available sufficient number of shares of Common Stock to satisfy its obligations under this Agreement.

(f) After the Closing, if and for so long as the Standby Purchaser beneficially owns more than five percent (5.0%) of the issued and outstanding shares of the Common Stock and a Standstill Termination Event has not occurred, the Company and Federal Life shall nominate election to the Board of Directors of the Company and Federal Life either (i) Matthew T. Popoli and Jay Novik or either of them, to the extent that the Standby Purchaser notifies the Company that such individuals are to be elected to the Board or (ii) if either Mr. Popoli or Mr. Novick are not selected by the Standby Purchaser, such individuals who are mutually and reasonably acceptable to the Company and the Standby Purchaser.

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(g) As soon as eligible to register Shares for resale on a Form S-3 registration statement, or, if earlier, upon the occurrence of a Standstill Termination Event, the Company shall register the Purchased Shares and the Common Stock held by the Senior Management Shareholders for resale under the Securities Act in accordance with the provisions of Exhibit B attached hereto, at which time the legend described in Section 9(b) hereof shall be removed from the Purchased Shares and the Common Stock held by the Senior Management Shareholders and the restrictions set forth in Section 9(b) hereof shall be of no further force or effect.

Section 7. Public Statements. Neither the Company nor the Standby Purchaser shall issue any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other party hereto, which consent shall not be unreasonably withheld or delayed, except if such public announcement, statement or other disclosure is required by applicable law or applicable stock market rules, in which case the disclosing party shall consult in advance with respect to such disclosure with the other parties to the extent reasonably practicable.

Section 8. Conditions to Closing.

(a) The obligations of the Standby Purchaser to consummate the transactions contemplated hereunder are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i) the representations and warranties of the Company, FLMHC, and Federal Life in Section 3 shall be true and correct in all respects as of the date hereof and at and as of the Closing Date as if made on such date, except where the failure to be true and correct (without regard to any materiality or Material Adverse Effect qualifications contained therein), would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (and except that (1) representations and warranties made as of a specified date shall be true and correct as of such date and (2) the representations and warranties of the Company set forth in Sections 3(a), 3(b), 3(c), 3(e), 3(f)(i) and 3(i) shall be true and correct in all respects);

(ii) the Company, FLMHC, and Federal Life shall have performed in all material respects all of their respective obligations under this Agreement required to be performed on or prior to the Closing Date;

(iii) as of the Closing Date, none of the following events shall have occurred and be continuing: (A) trading in the Common Stock shall have been suspended by the Commission or trading in securities generally on The New York Stock Exchange or The Nasdaq Stock Market shall have been suspended or limited or minimum prices shall have been established on either such exchange, (B) a banking moratorium shall have been declared either by U.S. federal or New York State authorities, or (C) there shall have occurred any material outbreak or material escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis which has a material adverse effect on the U.S. financial markets;

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(iv) the gross proceeds from the Offerings, including the purchase of the Purchased Shares by the Standby Purchaser, is equal to at least the Minimum of the Valuation Range;

(v) since the date of this Agreement, a Material Adverse Effect shall not have occurred and no change or other event shall have occurred that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and

(vi) Senior Management Shareholders shall have agreed to be bound by transfer restrictions on Shares of Common Stock of the Company held by such Persons which are no less restrictive than the restrictions set forth in Section 9 hereof, and to be bound by tag along rights no less restrictive than those set forth in Section 15 hereof, in each case, pursuant to an agreement in form and substance satisfactory to Standby Purchaser; provided, however, that the Senior Management Shareholders shall be permitted to make transfers (x) for estate planning purposes, (y) of shares that in the aggregate are less than 50% of the number of shares owned by Senior Management Shareholders immediately after the Closing Date, or (z) to pay the exercise price upon the exercise of any stock options held by one of the Senior Management Shareholders.

(b) The obligations of the Company to consummate the transactions contemplated hereunder are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i) The representations and warranties of the Standby Purchaser in Section 4 shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made as of such date (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such specified date); and

(ii) the Standby Purchaser shall have performed in all material respects all of its obligations under this Agreement required to be performed on or prior to the Closing Date.

(c) The obligations of each of the Company and the Standby Purchaser to consummate the transactions contemplated hereunder in connection with the Offerings are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i) no judgment, injunction, decree or other legal restraint shall be outstanding, nor shall any action, suit, claim, investigation or other legal proceeding be pending that would reasonably be expected to prohibit, or have the effect of rendering unachievable, the consummation of the Offerings or the transactions contemplated by this Agreement;

(ii) the Registration Statement shall have been filed with the Commission and declared effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or otherwise shall have been complied with;

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(iii) at least two-thirds of the votes cast by the Voting Members voting at the meeting of the Voting Members called for such purpose shall have voted to adopt and approve the Plan of Conversion and the transactions contemplated thereunder;

(iv) all consents and approvals of the Department and any other regulatory body or agency necessary to consummate the transactions contemplated by this Agreement shall have been obtained and all notice and waiting periods required by law to pass after receipt of such approvals or consents shall have passed; and

(v) the Shares shall have been authorized for listing on the Nasdaq Capital Market.

Section 9. Restrictions on Transfer.

(a) Except as set forth in Section 9(c), the Standby Purchaser shall not, and shall ensure that its Affiliates do not, directly or indirectly, purchase, sell, transfer, assign, lend, convey, gift, mortgage, pledge, encumber, hypothecate or otherwise dispose of, directly or indirectly (“Transfer”), any shares of Common Stock. Any purported Transfers of shares of Common Stock in violation of this Section 9 shall be null and void and no right, title or interest in or to such shares shall be Transferred to the purported transferee, buyer, donee, assignee or encumbrance holder. The Company will not give, and will not permit the Company’s transfer agent to give, any effect to such purported Transfer in its stock records.

(b) The Standby Purchaser understands and agrees that the Purchased Shares will bear a legend substantially similar to the legend set forth below in addition to any other legend that may be required by applicable law or by any agreement between the Company and the Standby Purchaser. The legend shall be removed to permit Transfers made in accordance with Sections 9(c)(i), 9(c)(ii) and 9(c)(iii) unless prohibited by the Securities Act. Alternatively, upon receipt of certifications from the Standby Purchaser reasonably satisfactory to the Company’s counsel, the Company shall cause the legend to be removed in accordance with, and pursuant to, Rule 144 promulgated under the Securities Act and any other applicable federal and state securities laws.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED AND/OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND REGISTRATION AND/OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, (B) IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND REGISTRATION AND/OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS PROVIDED THAT AT THE ISSUER’S REQUEST, THE TRANSFEROR THEREOF SHALL HAVE DELIVERED TO THE ISSUER AN OPINION OF COUNSEL (WHICH OPINION SHALL BE IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE ISSUER) TO THE EFFECT THAT SUCH SECURITIES MAY BE SOLD OR TRANSFERRED PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION, OR (C) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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(c) The provisions of Section 9(a) hereof shall not apply to any of the following Transfers by the Standby Purchaser of any shares of Common Stock:

(i) beginning on the third anniversary of the Closing Date, by offering or selling to Persons (other than to Persons party hereto or pursuant to clause (iii) below) shares of Common Stock pursuant to Section 9(d) hereof not more than six and one-quarter percent (6-1/4%) of the number equal to the Purchased Shares every ninety (90) days (the “90-Day Limit”);

(ii) pursuant to a tender or exchange offer to an acquiror seeking to acquire 100% of the Common Stock of the Company that has been approved by the Board prior to such sale;

(iii) to one or more members or Affiliates of the Standby Purchaser, provided that such member or Affiliate executes a written agreement in a form reasonably satisfactory to the Company to be bound by the terms and conditions hereof; and

(iv) occurring after the occurrence of a Standstill Termination Event.

(d) If and for so long as the Standby Purchaser beneficially owns any shares of the Common Stock and a First Offer Termination Event has not occurred, the Standby Purchaser shall provide the Company with not less than fifteen (15) Business Days prior written notice (the “Public Sale Notice”) on each occasion before offering to sell to Persons (other than to Persons party hereto or pursuant to Section 9(c)(ii) or 9(c)(iii) above) any shares of Common Stock that it is permitted to sell under the Securities Act (the “Offered Shares”). The Company shall have a right to notify the Standby Purchaser of the Company’s intent to purchase on or before the expiration of such fifteen (15) Business Days, all or any portion of such Offered Shares at a price per share equal to the greater of (i) the VWAP Price, or (ii) 95% times the Company’s then book value as calculated in accordance with GAAP (determined without regard to its accumulated other comprehensive income) for the most recent quarter preceding the date of the Public Sale Notice by at least forty-five (45) days.

If the Company fails (A) to exercise the foregoing right with respect to such Offered Shares within fifteen (15) Business Days after receipt of the Public Sale Notice and (B) to complete the purchase of such Offered Shares within ten (10) Business Days after receipt of all required regulatory approvals, the Standby Purchaser may sell such Offered Shares in the market in accordance with Section 9(c)(i) hereof.

Any repurchase by the Company pursuant to this Section 9(d) is subject to the prior approval of the Department, to the extent required under applicable Illinois law governing mutual-to-stock conversions or distributions by Federal Life. In the event that the Company exercises its right to purchase the Shares pursuant to this Section 9(d), (i) the Company shall use commercially reasonable efforts to obtain all required regulatory approvals of the purchase of the Shares as soon as practical and (ii) closing upon the purchase of the Shares will occur within ten (10) Business Days after all required regulatory approvals have been received.

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(e) If, at any time while the Common Stock is listed on any public exchange, the per share price of the Common Stock exceeds 250% of the per share price as of Closing, the Company shall, at the written request of the Standby Purchaser, register the Offered Shares for resale under the Securities Act in accordance with the provisions of Exhibit B attached hereto, following which registration the restrictions of Section 9(a) through Section 9(d) shall terminate and be of no further force or effect.

(f) If the Standby Purchaser sells more than 5% of the outstanding shares of Common Stock to any Person prior to the occurrence of a Standstill Termination Event,, then such Person must enter into a standstill agreement reasonably acceptable to the Company containing provisions similar to those in Section 9(f), Section 10 and Section 12(a) of this Agreement.

Section 10. Post-Closing Standstill Provision. If and for so long as the Standby Purchaser beneficially owns more than five percent (5.0%) of the issued and outstanding shares of the Common Stock and a Standstill Termination Event has not occurred, the Standby Purchaser agrees that, without the prior written consent of the Board as specifically expressed in a resolution adopted by a majority of the entire membership of the Board (other than a designee of the Standby Purchaser), neither the Standby Purchaser, nor any of its Affiliates or Associates nor any Person acting at their direction or on their behalf, will, directly or indirectly:

(a) with respect to the Company or Common Stock, make, engage or in any way participate in, directly or indirectly, any “solicitation” (as such term is used in the proxy rules of the Commission) of proxies or consents (whether or not relating to the election or removal of directors); seek to advise, encourage or influence any Person with respect to the voting of any Common Stock (other than Affiliates or Associates); initiate, propose or otherwise “solicit” (as such term is used in the proxy rules of the Commission) shareholders of the Company for the approval of shareholder proposals whether made pursuant to Rule 14a-8 or Rule 14a-4 under the Exchange Act, or otherwise, or cause or encourage or attempt to cause or encourage any other Person to initiate any such shareholder proposal; otherwise communicate with the Company’s shareholders or others pursuant to Rule 14a-1(l)(2)(iv) under the Exchange Act; or participate in, or take any action pursuant to, any “shareholder access” proposal which may be adopted by the Commission, whether in accordance with previously proposed Rule 14a-11 or otherwise;

(b) take any action to cause the Company or any of its subsidiaries to be merged with or into or otherwise acquired (including any purchase of all of the stock or substantially all of the assets of the Company or any of its subsidiaries or any loss portfolio transfer involving any subsidiary of the Company) by Prosperity Life Insurance Company or any other insurance company or affiliate of an insurance company owned or controlled by the Standby Purchaser or any affiliate of the Standby Purchaser.

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(c) seek, propose, or make any statement with respect to any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities, dissolution, liquidation, restructuring, recapitalization or similar transactions of or involving the Company or any of its Affiliates or Associates;

(d) except as otherwise permitted by this Agreement, acquire, offer or propose to acquire, or agree to acquire (except by way of stock dividends, stock splits, reverse stock splits or other distributions or offerings made available to holders of any shares of Common Stock generally), directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another Person, by joining a partnership, limited partnership, syndicate or other “group” (within the meaning of Section 13(d)(3) of the Exchange Act) or otherwise, any shares of Common Stock, Equity Securities, or any loans, debt securities, or assets of the Company or any of its subsidiaries, or rights or options to acquire interests in any of the loans, debt securities, equity securities or assets of the Company or any of its subsidiaries;

(e) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any shares of Common Stock;

(f) deposit any shares of Common Stock in any voting trust or subject any shares of Common Stock to any arrangement or agreement with respect to the voting of any shares of Common Stock;

(g) act alone or in concert with others to control or seek to control, or influence or seek to influence, the management, the Board or policies of the Company;

(h) make any demand or request for any shareholder list, or any related material, or for the books and records of the Company or its Affiliates;

(i) seek, alone or in concert with others, election or appointment to or representation on, or nominate or propose the nomination of any candidate to, the Board, or seek the removal of any member of the Board, in a manner inconsistent with this Agreement;

(j) have any discussions or communications, or enter into any arrangements, understanding or agreements (whether written or oral) with, or knowingly instigate, advise, finance, assist or encourage, any other Person in connection with any of the foregoing (including by granting any waiver to any legal, financial, public relations, proxy solicitation or other firm that represented or was engaged by the Standby Purchaser, its Affiliates, Associates or any of their legal counsel with respect to the Company, which waiver would permit any such firm to represent any Person in connection with matters relating to the Company), or make any investment in or enter into any arrangement with any other Person that engages, or offers or proposes to engage, in any of the foregoing;

(k) make or disclose any statement regarding any intent, purpose, plan or proposal with respect to the Board, the Company, its management, policies or affairs or any of its securities or assets or this Agreement that is inconsistent with the provisions of this Agreement, including any intent, purpose, plan or proposal that is conditioned on, or would require waiver, amendment, nullification or invalidation of, any provision of this Agreement or take any action that could require the Company to make any public disclosure relating to any such intent, purpose, plan, proposal or condition; or

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(l) otherwise take, or solicit, cause or encourage others to take, any action inconsistent with any of the foregoing; provided, however, that the act of requesting that the Board consider any of the foregoing acts or actions taken in preparation of a privatization of the Company shall not constitute a breach of this Section 10.

Section 11. Post-Closing Pre-Emptive Rights.

(a) Subject to applicable securities laws, other than the Offerings, following the Closing Date, the Standby Purchaser shall have the right to purchase (its “Gross Up Right”) its pro rata share of all Equity Securities that the Company or any Subsidiary of the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Sections 11(d) and 11(e) hereof. The Standby Purchaser’s pro rata share is equal to the ratio of (i) the total number of outstanding shares of the Common Stock that the Standby Purchaser is deemed to be a holder of immediately prior to the issuance of such Equity Securities to (ii) the total number of shares of the outstanding Common Stock (including all shares of the Common Stock issued or issuable upon conversion of any securities convertible into the Common Stock or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities.

(b) If the Company or a Subsidiary of the Company proposes to issue any Equity Securities, the Company shall give the Standby Purchaser written notice of its intention, describing the Equity Securities and the price and the terms and conditions upon which the Company or such Subsidiary proposes to issue the same. The Standby Purchaser shall have twenty (20) days from the receipt of such notice (the “Offer Period”) to notify the Company in writing that it intends to exercise its Gross Up Right and as to the amount of Equity Securities the Standby Purchaser intends to purchase, up to the maximum calculated in accordance with Section 11(a) hereof (the “Designated Securities”); provided, however, that if providing the Standby Purchaser twenty (20) days’ notice to respond is not practicable, the Company may provide an earlier deadline for the Standby Purchaser to respond to such notice by giving the Standby Purchaser the maximum number of days to respond as is practicable but in any event no fewer than five (5) days’ notice. Such notice from the Standby Purchaser shall constitute a non-binding indication of interest of the Standby Purchaser to purchase the amount of Designated Securities specified by the Standby Purchaser (or a proportionately lesser amount if the amount of Equity Securities to be offered if such offering of Equity Securities is subsequently reduced) at the price (or range of prices) and other terms set forth in the Company’s notice to it. The failure to respond during the Offer Period constitutes a waiver of its Gross Up Right in respect of such offering. The Standby Purchaser shall execute a binding agreement to purchase any such Equity Securities within thirty (30) days after expiration of the Offer Period, and any Equity Securities that the Standby Purchaser indicated it would purchase but that are not covered by a binding purchase agreement at such time may be sold to other Persons, unless the failure to execute such an agreement is attributable to actions of the Company or a Subsidiary of the Company, in which case the Company or such Subsidiary shall have the right to sell the Equity Securities to other Persons if the Standby Purchaser shall not have executed such an agreement within the later of (i) five (5) Business Days after the reason for such delay has been resolved or (ii) thirty (30) days after expiration of the Offer Period. Notwithstanding the foregoing, neither the Company nor such Subsidiary shall be required to offer or sell such Equity Securities to the Standby Purchaser if it would cause the Company or such Subsidiary to be in violation of applicable federal securities or insurance regulatory laws by virtue of such offer or sale.

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(c) The Company or such Subsidiary shall have 90 days after expiration of the Offer Period to sell any Equity Securities in respect of which the Standby Purchaser’s Gross Up Rights were not exercised, at a price and upon general terms and conditions not materially more favorable to the purchasers thereof than specified in the Company’s notice to the Standby Purchaser pursuant to Section 11(b) hereof. If the Company or such Subsidiary has not sold such Equity Securities within such 90-day period, neither the Company nor such Subsidiary shall thereafter issue or sell any Equity Securities without first offering such Equity Securities to the Standby Purchaser in the manner provided above.

(d) The Gross Up Rights provided by this Section 11 shall not apply to, and shall terminate upon the earlier of (a) the first date upon which the Standby Purchaser no longer beneficially owns shares of the Common Stock representing more than five percent (5%) of the issued and outstanding shares of the Common Stock immediately prior to an issuance contemplated under Section 11(a) hereof, (b) the date of any breach by the Standby Purchaser of any material obligation under this Agreement that remains uncured after thirty (30) days’ notice thereof, or (c) the end of the Standstill Period.

(e) The provisions in this Section 11 shall not apply to any issuance of Equity Securities by the Company (i) to employees, consultants, officers or directors of the Company or any of its subsidiaries for the primary purpose of soliciting or retaining their employment or services or in a transaction or pursuant to management or employee agreements, incentive programs or stock purchase or equity compensation plans approved by the Board (including any such programs or plans in existence on the date hereof), (ii) to a third party as consideration in connection with (but not in connection with raising capital to fund) (A) a strategic business combination or other merger, acquisition or disposition transaction, partnership, joint venture, strategic alliance or investment by the Company or similar non-capital raising transaction approved by the Board, or (B) an investment by the Company or its subsidiaries approved by the Board in any party which is not prior to such transaction an Affiliate of the Company (whether by merger, consolidation, sale or exchange of stock, sale of assets or securities, or otherwise), (iii) as part of any offering registered under the Securities Act; provided, that the Standby Purchaser shall not be precluded by the Company, its underwriter(s) or its agent(s) in connection with such offering from purchasing in such offering, and the Company shall use commercially reasonable efforts to cause its underwriter(s) or agent(s) engaged in connection with such offering to allocate shares, on the same terms and conditions offered to the public, a sufficient number of Designated Securities, so as to maintain the Standby Purchaser’s pro rata share of all Equity Securities, (iv) upon the exercise, conversion or exchange of options, warrants or similar rights or other convertible securities, (v) the issuance of Equity Securities by a Subsidiary of the Company to the Company or one of its direct or indirect Subsidiaries and (vi) in connection with any stock split, stock dividend paid on a proportionate basis to all holders of the affected class of capital stock or recapitalization approved by the Board.

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Section 12. Post-Closing Voting. If and for so long as the Standby Purchaser beneficially owns more than five percent (5.0%) of the shares of the Common Stock outstanding and a Standstill Termination Event has not occurred:

(a) subject to the final proviso of this paragraph, the Standby Purchaser shall vote and cause to be voted all shares of Common Stock beneficially owned by the Standby Purchaser (i) for persons nominated and recommended by the Board for election as directors of the Board and against any Person nominated for election as a director by any other Person and (ii) as directed or recommended by the Board with respect to any proposal presented at any meeting of the Company’s shareholders, including, but not limited to (A) the entire slate of directors recommended for election by the Board to the shareholders of the Company at any meeting of the Company’s shareholders at which any directors are elected, (B) any shareholder proposal submitted for a vote at any meeting of the Company’s shareholders, and (C) any proposal submitted by the Company for a vote at any meeting of the Company’s shareholders relating (x) to the appointment of the Company’s accountants or (y) an equity compensation plan of the Company and/or any material revisions thereto; provided, however, that the Standby Purchaser shall not be bound to vote in accordance with the foregoing provisions if the Company is in violation of a material obligation of this Agreement that remains uncured after fifteen (15) days’ notice thereof or if such proposal (1) would have a disproportionate effect on the Standby Purchaser compared to all of the other holders of the Common Stock as a group, (2) (other than the matters specified in clause (i)) requires approval of a related party transaction between the Company and one or more of its Affiliates other than as set forth in clauses (i), (ii)(A) and (ii)(C)(y), or (3) would result in nominees of the Standby Purchaser being removed from the Board.

(b) Notwithstanding the foregoing, so long as the Standby Purchaser owns 25% or more of the outstanding shares of Common Stock, without the affirmative vote or written approval of the Standby Purchaser, none of the Company, Federal Life, or FLMHC shall cause or permit, take or decide, or agree or commit to take any of the actions set forth on Exhibit C, and the Standby Purchaser shall have the right to vote its shares (or provide or withhold its written approval) with respect to such actions in its sole and absolute discretion.

Section 13. Exit Provisions.

(a) If, at any time prior to the ROFO Termination Date, the Standby Purchaser provides a written notice to the Company that the Standby Purchaser and those of its Affiliates who own Common Stock desire to sell the Common Stock held by such Persons (a “Potential Sale Notice”) the Company or its designee may, by written notice to the Standby Purchaser (a “Company Offer Notice”) delivered by the date that is the earlier of (i) the date that is six (6) months following the date of the Potential Sale Notice and (ii) the ROFO Termination Date, make a Qualifying Offer to purchase all, but not less than all, of the Common Stock held by the Standby Purchaser and its Affiliates. If the Standby Purchaser or such Affiliate accepts the Qualifying Offer contained in the Company Offer Notice, the Standby Purchaser shall notify the Company of such acceptance within ten (10) Business Days of receipt of such Company Offer Notice, and the closing of the sale of the Offered Shares to the Company or such designee shall occur on the later to occur of (x) thirty (30) days of such election and (y) ten (10) Business Days after any required regulatory approvals for such sale are received.

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(b) If either (i) the Company confirms in writing that the Company will not provide a Company Offer Notice, (ii) the Company does not deliver a Company Offer Notice to the Standby Purchaser in the manner set forth in Section 13(a), (iii) the Company delivers a Company Offer Notice to the Standby Purchaser and fails to close on the purchase described in such Company Offer Notice for reasons other than the default by the Standby Purchaser or its Affiliates, or (iv) the Standby Purchaser or its applicable Affiliate does not accept the offer contained in the Company Offer Notice, then the Standby Purchaser and its Affiliates may (A) sell all or any portion of the Common Stock held by the Standby Purchaser or its Affiliates to a third party (subject to applicable Law) or (B) require the Company to register such Common Stock for resale under the Securities Act in accordance with the provisions of Exhibit B attached hereto; provided, that until the ROFO Termination Date, if the Company has delivered a Company Offer Notice to the Standby Purchaser, any such sale must be for a price that is not less than the price contained in the Company Offer Notice.

(c) For the purposes of this Section 13, a “Qualifying Offer” shall mean an offer for all but not less than all of the Common Stock owned by the Standby Purchaser and its Affiliates which (i) provides payment of the purchase price at closing in immediately available funds, (ii) is not subject to any contingency except receipt by the buyer of all required regulatory approvals, and (iii) is accompanied by commitment letters or other evidence, in each case, in form and substance reasonably acceptable to the Standby Purchaser, that the proposed buyer for such Common Stock will have the funds available to purchase such Common Stock in accordance with the terms set forth in the applicable Company Offer Notice.

(d) If (x) the Standby Purchaser disagrees with any material corporate action taken or proposed to be taken by the Company or Federal Life or (y) the Company or Federal Life fails to take any material corporate action proposed by the Standby Purchaser (either, a “Strategic Direction”) and the Standby Purchaser gives written notice thereof to the Company, the Company shall have ninety (90) days to rescind or terminate such Strategic Direction that is proposed to be taken, if such action is capable of being terminated or rescinded or, upon a failure to take action proposed by the Standby Purchaser, to take the action which is the subject of such Strategic Direction within one year after receipt of such written notice from the Standby Purchaser. If the Company fails to rescind or terminate such Strategic Direction or take the action which is the subject of such Strategic Direction within the applicable time period, upon receipt by the Company of written notice from the Standby Purchaser, then within six (6) months after receipt by the Company of such written notice from the Standby Purchaser, the Company shall either:

(i) Purchase or cause another Person to offer to purchase all of the Shares using the price set forth in Section 9(d) hereof; or

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(ii) if such Shares have not been registered previously, register the Shares owned by the Standby Purchaser for resale under the Securities Act in accordance with the provisions of Exhibit B attached hereto, following which registration the restrictions of Section 9(a) through Section 9(d) shall terminate and be of no further force or effect.

In the event that the Company exercises its right to purchase the Shares pursuant to Section 13(d)(i) above, (i) the Company or its applicable designee shall use commercially reasonable efforts to obtain all required regulatory approvals of the purchase of the Shares as soon as practical and (ii) closing upon the purchase the Shares will occur within ten (10) Business Days after all required regulatory approvals have been received.

(e) On the occurrence of an ASE Event, (i) the Company shall, promptly upon the request of the Standby Purchaser, remove any restrictive legend on the shares of Common Stock owned by the Standby Purchaser, (ii) the restrictions on transfer in Section 9 hereof (other than the provisions of Section 9(f) hereof) shall terminate and be of no further force or effect, and (iii) the Standby Purchaser shall be permitted to sell such shares at any time and from time to time without any notice to the Company.

Section 14. Drag Along Rights.

(a) After the occurrence of a Standstill Termination Event, if a Stockholder who holds no less than 51% of the outstanding Common Stock of the Company (a “Dragging Stockholder”), receives a bona fide offer from a non-affiliated Third Party Purchaser to consummate, in one transaction, or a series of related transactions, a Change of Control (a “Drag-along Sale”), the Dragging Stockholder shall have the right to require that each other Stockholder (each, a “Drag-along Stockholder”) participate in such Transfer in the manner set forth in this Section 14, provided, however, that no Drag-along Stockholder shall be required to participate in the Drag-along Sale if the consideration for the Drag-along Sale is other than cash or registered securities listed on an established U.S. securities exchange or traded on the NASDAQ Stock Market. Notwithstanding anything to the contrary in this Agreement, each Drag-along Stockholder shall vote in favor of the transaction and take all actions to waive any dissenters, appraisal or other similar rights.

(b) The Dragging Stockholder shall exercise its rights pursuant to this Section 14 by delivering a written notice (the “Drag-along Notice”) to the Company and each Drag-along Stockholder no later than 20 Business Days prior to execution of an agreement to effect a Drag-along Sale. The Drag-along Notice shall make reference to the Dragging Stockholder’s rights and obligations hereunder and shall describe in reasonable detail:

(i) the number of shares of Common Stock to be sold by the Dragging Stockholder, if the Drag-along Sale is structured as a Transfer of Common Stock;

(ii) the identity of the Third Party Purchaser;

(iii) the proposed date, time and location of the closing of the Drag-along Sale;

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(iv) the per share purchase price and the other material terms and conditions of the Transfer, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof; and

(v) a copy of any form of agreement proposed to be executed in connection therewith.

(c) If the Drag-along Sale is structured as a Transfer of Common Stock, then, subject to Section 14(d), the Dragging Stockholder and each Drag-along Stockholder shall Transfer the number of shares equal to the product of (x) the aggregate number of shares of Common Stock the Third Party Purchaser proposes to buy as stated in the Drag-along Notice and (y) a fraction (A) the numerator of which is equal to the number of shares of Common Stock and Common Stock Equivalents then held by such Dragging Stockholder or Drag-along Stockholder, as the case may be, and (B) the denominator of which is equal to the number of shares of Common Stock and Common Stock Equivalents then held by all of the Stockholders (including, for the avoidance of doubt, the Dragging Stockholder).

(d) The consideration to be received by a Drag-along Stockholder shall be the same form and amount of consideration per share of Common Stock to be received by the Dragging Stockholder (or, if the Dragging Stockholder is given an option as to the form and amount of consideration to be received, the same option shall be given) and the terms and conditions of such Transfer shall, except as otherwise provided in the immediately succeeding sentence, be the same as those upon which the Dragging Stockholder Transfers its Common Stock. Each Drag-along Stockholder shall make or provide the same representations, warranties, covenants, and agreements as the Dragging Stockholder makes or provides in connection with the Drag-along Sale (except that in the case of representations, warranties, covenants, and agreements pertaining specifically to the Dragging Stockholder, the Drag-along Stockholder shall make the comparable representations, warranties, covenants, and agreements pertaining specifically to itself); provided, that all representations, warranties, covenants and indemnities shall be made by the Dragging Stockholder and each Drag-along Stockholder severally and not jointly and further provided that no Drag-along Stockholder shall be required to provide any indemnification to the Third Party Purchaser other than in respect of actions taken or defaults caused by such Drag-along Stockholder.

(e) The fees and expenses of the Dragging Stockholder incurred in connection with a Drag-along Sale shall be paid by the Dragging Stockholder to the extent not paid or reimbursed by the Company or the Third Party Purchaser.

(f) Each Drag-along Stockholder shall take all actions as may be reasonably necessary to consummate the Drag-along Sale, including entering into agreements and delivering certificates and instruments, in each case consistent with the agreements being entered into and the certificates being delivered by the Dragging Stockholder.

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(g) The Dragging Stockholder shall have 120 days following the date of the Drag-along Notice in which to consummate the Drag-along Sale, on the terms set forth in the Drag-along Notice (which such 120 day period may be extended for a reasonable time not to exceed 180 days to the extent reasonably necessary to obtain any Government Approvals). If at the end of such period, the Dragging Stockholder has not completed the Drag-along Sale, the Dragging Stockholder may not then effect a transaction subject to this Section 14 without again fully complying with the provisions of this Section 14.

Section 15. Tag Along Rights.

(a) After the occurrence a Standstill Termination Event, except for transfers effected on an Exchange, if a Senior Management Shareholder or a Stockholder who holds no less than 51% of the outstanding Common Stock of the Company (the “Selling Stockholder”) proposes to Transfer any shares of its Common Stock to a Third Party Purchaser (the “Proposed Transferee”) and the Selling Stockholder cannot or has not elected to exercise its drag-along rights set forth in Section 14, each other Stockholder (each, a “Tag-along Stockholder”) shall be permitted to participate in such Transfer (a “Tag-along Sale”) on the terms and conditions set forth in this Section 15.

(b) Prior to the consummation of any such Transfer of Common Stock described in Section 15(a), the Selling Stockholder shall deliver to the Company and each other Stockholder a written notice (a “Sale Notice”) of the proposed Tag-along Sale subject to this Section 15 no later than 10 Business Days prior to the execution of an agreement for a Tag-along Sale. The Sale Notice shall make reference to the Tag-along Stockholders’ rights hereunder and shall describe in reasonable detail:

(i) the aggregate number of shares of Common Stock the Proposed Transferee has offered to purchase.

(ii) the identity of the Proposed Transferee;

(iii) the proposed date, time and location of the closing of the Tag-along Sale;

(iv) the per share purchase price and the other material terms and conditions of the Transfer, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof; and

(v) a copy of any form of agreement proposed to be executed in connection therewith.

(c) Each Tag-along Stockholder shall exercise its right to participate in a Transfer of Common Stock by the Selling Stockholder subject to this Section 15 by delivering to the Selling Stockholder a written notice (a “Tag-along Notice”) stating its election to do so and specifying the number of shares of Common Stock to be Transferred by it no later than five Business Days after receipt of the Sale Notice (the “Tag-along Period”). The offer of each Tag-along Stockholder set forth in a Tag-along Notice shall be irrevocable, and, to the extent such offer is accepted, such Tag-along Stockholder shall be bound and obligated to Transfer in the proposed Transfer on the terms and conditions set forth in this Section 15. The Selling Stockholder and each Tag-along Stockholder shall have the right to Transfer in a Transfer subject to this Section 15 the number of shares of Common Stock equal to the product of (x) the aggregate number of shares of Common Stock the Proposed Transferee proposes to buy as stated in the Sale Notice and (y) a fraction (A) the numerator of which is equal to the number of shares of Common Stock and Common Stock Equivalents then held by the Selling Stockholder or such Tag-along Stockholder, as the case may be, and (B) the denominator of which is equal to the number of shares of Common Stock and Common Stock Equivalents then held by all of the Stockholders (including, for the avoidance of doubt, the Selling Stockholder).

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(d) Each Tag-along Stockholder who does not deliver a Tag-along Notice in compliance with Section 15(c) above shall be deemed to have waived all of such Tag-along Stockholder’s rights to participate in such Transfer, and the Selling Stockholder shall (subject to the rights of any participating Tag-along Stockholder) thereafter be free to Transfer to the Proposed Transferee its shares of Common Stock at a per share price that is no greater than the per share price set forth in the Sale Notice and on terms and conditions which are not materially more favorable to the Selling Stockholder than those set forth in the Sale Notice without any further obligation to the non-accepting Tag-along Stockholders.

(e) Each Tag-along Stockholder participating in a Transfer pursuant to this Section 15 shall receive the same consideration per share as the Selling Stockholder after deduction of such Tag-along Stockholder’s proportionate share of the related expenses in accordance with Section 15(g) below.

(f) Each Tag-along Stockholder shall make or provide the same representations, warranties, covenants, and agreements as the Selling Stockholder makes or provides in connection with the Tag-along Sale (except that in the case of representations, warranties, covenants, and agreements pertaining specifically to the Selling Stockholder, the Tag-along Stockholder shall make the comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to itself); provided, that all representations, warranties, and covenants shall be made by the Selling Stockholder and each Tag-along Stockholder severally and not jointly and provided further that no Tag-along Stockholder shall have any indemnification obligation to the Proposed Transferee other than in respect of actions taken or defaults caused by such Tag-along Stockholder.

(g) The Selling Stockholder and each Tag-along Stockholder shall be responsible for its own expenses.

(h) Each Tag-along Stockholder shall take all actions as may be reasonably necessary to consummate the Tag-along Sale, including entering into agreements and delivering certificates and instruments, in each case consistent with the agreements being entered into and the certificates being delivered by the Selling Stockholder.

(i) The Selling Stockholder shall have 120 Business Days following the expiration of the Tag-along Period in which to Transfer the shares of Common Stock described in the Sale Notice, on the terms set forth in the Sale Notice (which such 120 Business Day period may be extended for a reasonable time not to exceed 180 Business days to the extent reasonably necessary to obtain any Government Approvals). If at the end of such 120 Business day period, the Selling Stockholder has not completed such Transfer, the Selling Stockholder may not then effect a Transfer of Common Stock subject to this Section 15 without again fully complying with the provisions of this Section 15.

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(j) If the Selling Stockholder Transfers to the Proposed Transferee any of its shares of Common Stock in breach of this Section 15, then each Tag-along Stockholder shall have the right to Transfer to the Selling Stockholder, and the Selling Stockholder undertakes to purchase from each Tag-along Stockholder, the number of shares of Common Stock that such Tag-along Stockholder would have had the right to Transfer to the Proposed Transferee pursuant to this Section 15, for a per share amount and form of consideration and upon the terms and conditions on which the Proposed Transferee bought such Common Stock from the Selling Stockholder, and without indemnity being granted by any Tag-along Stockholder to the Selling Stockholder; provided, that, nothing contained in this Section 15 shall preclude any Stockholder from seeking alternative remedies against such Selling Stockholder as a result of its breach of this Section 15. The Selling Stockholder shall also reimburse each Tag-along Stockholder for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Tag-along Stockholder’s rights.

Section 16. Termination.

(a) This Agreement may be terminated at any time prior to the Closing Date:

(i) by the Company on one hand or the Standby Purchaser on the other hand by written notice to the other party hereto, if there is a material breach of this Agreement by the other party that is not cured within fifteen (15) days after receipt of written notice of such breach by such breaching party;

(ii) if, by action of FLMHC’s board of directors, FLMHC shall have decided to abandon the Plan of Conversion;

(iii) if the Plan of Conversion shall have been proposed for approval and adoption at a meeting of the Voting Members and shall have failed to receive approval at such meeting or any adjournment thereof or if the Department shall have stated in writing that it does not approve or intend to approve the Plan of Conversion;

(iv) the Closing has not occurred by December 31, 2018 (the “Outside Date”), provided that the party seeking to terminate this Agreement pursuant to this clause (iv) shall not have failed to perform the covenants, agreements and conditions to be performed by it which has been the primary cause of, or resulted in, the failure of the Closing to occur by the Outside Date, and further provided that if any approvals necessary to proceed with or complete the Conversion or the Offerings have not been received by December 1, 2018, either the Company or the Standby Purchaser may extend the Outside Date for up to six months by giving written notice thereof to the other party, so long as, in the case of an extension sought by the Company, each of the Company, FLMHC and Federal Life shall have performed the covenants, agreements and conditions to be performed by it; or

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(v) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable or if the removal or reversal of such order, decree, ruling or other action should constitute a Burdensome Condition.

(b) In the event of termination of this Agreement pursuant to Section 16(a), written notice thereof shall as promptly as practicable be given to the other parties to this Agreement and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated pursuant to Section 16(a):

(i) there shall be no liability or obligation on the part of the parties hereto or their respective officers and directors, and all obligations of the parties hereto shall terminate, except for (A) the obligations of the parties pursuant to this Section 17(b), and the provisions of Sections 17 through 23 and Section 25, and (B) any liabilities for any breach by the parties of the terms and conditions of this Agreement prior to such termination; and

(ii) all filings, applications and other submissions made pursuant to the transactions contemplated by this Agreement shall, to the extent practicable, be withdrawn from any Governmental Entity to which made.

Section 17. Survival. The representations and warranties of the Company and the Standby Purchaser contained in this Agreement or in any certificate delivered hereunder shall survive the Closing hereunder.

Section 18. Notices. All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed given or made (i) on the date delivered if delivered by hand, (ii) on the third (3rd) Business Day after it is mailed if mailed by United States registered or certified mail (return receipt requested) (with postage and other fees prepaid), or (iii) on the day after it is delivered, prepaid, to an overnight express delivery service promising next business day delivery that confirms to the sender delivery to the recipient on such day, as follows:

(a) If to the Company, at:	Federal Life Insurance Company 3750 Deerfield Road Riverwoods, Illinois 60015 Attention: William Austin, President

(b) If to the Standby Purchaser, at:	Insurance Capital Group, LLC 767 5th Avenue New York, New York 10153 Attention: Matthew T. Popoli

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or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing in accordance with this Section 18. If notice is given pursuant to this Section 18 of any assignment to a permitted successor or assign of a party hereto, the notice shall be given as set forth above to such successor or permitted assign of such party.

Section 19. Assignment. This Agreement will be binding upon, and will inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns. No party to this Agreement may assign this Agreement or any of its rights or obligations under this Agreement without the prior written consent of the other party hereto; provided that the Standby Purchaser may assign its rights and obligations hereunder to an Affiliate of the Standby Purchaser (excluding Prosperity Life Insurance Group or any subsidiary thereof) if the Standby Purchaser gives written notice of such assignment to the Company within five (5) Business Days thereof and the Standby Purchaser guarantees performance by such Affiliate of the Standby Purchaser’s obligations under this Agreement.

Section 20. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein, with respect to the transactions contemplated by this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

Section 21. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania (other than its rules of conflict of laws to the extent the application of the laws of another jurisdiction would be required thereby). The state courts of the County of Philadelphia, Pennsylvania and the United States District Court for the Eastern District of Philadelphia shall have the exclusive jurisdiction over any and all claims, lawsuits and litigation relating to or arising out of this Agreement, the subject matter hereof or the transactions contemplated hereby. Each party hereto hereby irrevocably (a) submits to the personal jurisdiction of such courts over such party in connection with any litigation, proceeding or other legal action arising out of or in connection with this Agreement, and (b) waives to the fullest extent permitted by law any objection to the venue of any such litigation, proceeding or action which is brought in any such court.

Section 22. Severability. If any provision of this Agreement or the application thereof to any Person or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

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Section 23. Extension or Modification of Rights Offering. Without the prior written consent of the Standby Purchaser, the Company may (a) waive irregularities in the manner of exercise of the Rights, and (b) waive conditions relating to the method (but not the timing) of the exercise of the Rights.

Section 24. Most Favored Nation. Except as disclosed or set forth herein, during the period from the date of this Agreement through the Closing Date, neither the Company nor its subsidiaries shall enter into any additional, or modify any existing, agreements with any existing or future investors in the Company or any of its subsidiaries that have the effect of establishing rights, imposing restrictions or otherwise benefiting such investor in a manner more favorable in any material respect to such investor than the rights, restrictions and benefits established with respect to the Standby Purchaser in this Agreement, unless, in any such case, this Agreement has been amended to provide the Standby Purchaser with such additional rights and benefits or reduced restrictions.

Section 25. Miscellaneous.

(a) The obligations of the Company, FLMHC, and Federal Life under this Agreement shall be joint and several.

(b) The Company shall not after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Standby Purchaser in this Agreement.

(c) The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.

(d) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

[Remainder of this page intentionally left blank.]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

FEDERAL LIFE GROUP, INC.

By:	/s/ William S. Austin
William S. Austin
President

FEDERAL LIFE MUTUAL HOLDING COMPANY

By:	/s/ William S. Austin
William S. Austin
President

FEDERAL LIFE INSURANCE COMPANY

By:	/s/ William S. Austin
William S. Austin
President

INSURANCE CAPITAL GROUP, LLC

By:	/s/ Matthew T. Popoli
Matthew T. Popoli
Senior Managing Director

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EXHIBIT A

Proposed Note Terms:

Issuer: FLMHC

Advances: The Note will be structured as a line of credit facility and the Standby Purchaser will make advances to the Issuer within five (5) days after the Issuer has made a written request to the Standby Purchaser for such advance, provided that the outstanding aggregate balance of all advances shall not exceed $2,000,000.

Maturity: 24 months from issuance

Rate: Interest shall accrue on the outstanding principal balance of the Note at a fixed rate of 3.75% per annum for the first 12 months (provided that such 12-month period shall be extended for up to six additional months if the Closing has been delayed in the manner described in the second proviso to Section 16(a)(iv)), and then a fixed rate of 10% per annum thereafter

Default Rate: Fixed rate of 10% per annum

Interest payment: Interest accrued each quarter will be paid on the last day of each quarter

Defaults: Non-payment, bankruptcy, non-compliance with covenants in Standby Purchase Agreement

Other terms: To be assumed by the Company upon closing of the Offerings, and the principal converted into shares of Common Stock on the completion of the Conversion at the Subscription Price.

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EXHIBIT B

1. Definitions.

Capitalized terms used in this Exhibit B that are not defined in this Exhibit B shall have the meaning given to such terms in the Standby Stock Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“1933 Act” shall mean the Securities Act of 1933, as amended from time to time.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Company” shall mean Federal Life Group, Inc. and shall also include the Company’s successors.

“Depositary” shall mean The Depository Trust Company, or any other depositary appointed by the Company, provided, however, that such depositary must have an address in the Borough of Manhattan, in the City of New York.

“Person” shall mean an individual, partnership (general or limited), corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Shares covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or Financial Industry Regulatory Authority (“FINRA”) registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of FINRA (including reasonable fees and disbursements of counsel for any underwriters or the Standby Purchaser in connection with blue sky qualification of any of the Shares and any filings with FINRA), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Shares on any securities exchange or exchanges, (v) the fees and disbursements of counsel for the Company and the fees and expenses of the independent registered public accounting firm of the Company, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance, and (vi) any fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of securities and the fees and expenses of any special experts retained by the Company in connection with any Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Shares by the Standby Purchaser.

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“SEC” shall mean the United States Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.

“Shares” shall mean all shares of common stock owned by the Standby Purchaser that were acquired in the Community Offering.

“Shelf Registration” shall mean a registration effected pursuant to Section 2.1 of this Agreement.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company pursuant to the provisions of Section 2.1 of this Agreement which covers all of the Shares on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

2. Registration Under the 1933 Act.

2.1 Registration of Shares. The Company shall, for the benefit of the Standby Purchaser, at the Company’s cost, (A) prepare and file with the SEC a Shelf Registration Statement within 120 days after receipt of a written request of the Standby Purchaser on or after the end of the Solicitation Period, on an appropriate form under the 1933 Act with respect to offers and sales of the Shares, and (B) use all commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the 1933 Act within 120 days of the date of filing of the Shelf Registration Statement. The Company will:

(a) Use all commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by the Standby Purchaser for a period of two years from the date the Shelf Registration Statement becomes effective under the 1933 Act, or for such shorter period that will terminate when all Shares covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be owned by the Standby Purchaser (the “Effectiveness Period”); provided, however, that the Effectiveness Period in respect of the Shelf Registration Statement shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the 1933 Act and as otherwise provided herein.

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(b) Notwithstanding any other provisions hereof, use all commercially reasonable efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

The Company shall not permit any securities other than the Shares to be included in the Shelf Registration Statement. The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, as required by Section 3(b) below, and to furnish to the Standby Purchaser copies of any such supplement or amendment promptly after its being used or filed with the SEC.

2.2 Expenses. The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2.1. The Standby Purchaser shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of the Shares pursuant to the Shelf Registration Statement.

2.3 Effectiveness. (a) The Company will be deemed not to have used all commercially reasonable efforts to cause the Shelf Registration Statement to become, or to remain, effective during the requisite period if the Company voluntarily takes any action that would, or omits to take any action which omission would, result in any such Registration Statement not being declared or becoming effective or in the Standby Purchaser not being able to offer and sell the Shares during that period as and to the extent contemplated hereby, unless such action is required by applicable law.

(b) A Shelf Registration Statement pursuant to Section 2.1 hereof will not be deemed to have become effective unless it has been declared effective by the SEC or has otherwise become effective under the 1933 Act; provided, however, that if, after it has been declared or has otherwise become effective, the offering of Shares pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference, until the offering of the Shares pursuant to such Registration Statement may legally resume.

3. Registration Procedures.

In connection with the obligations of the Company pursuant to Section 2.1, the Company shall:

(a) prepare and file with the SEC a Registration Statement on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company, (ii) shall be available for the sale of the Shares by the Standby Purchaser, (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, and (iv) shall comply in all material respects with the requirements of Regulation S-T under the 1933 Act, and use all commercially reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

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(b) prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; and cause the Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the 1933 Act and comply with the provisions of the 1933 Act, the 1934 Act and the rules and regulations thereunder applicable to them with respect to the disposition of all Shares covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the Standby Purchaser;

(c) (i) notify the Standby Purchaser at least ten business days prior to filing, that a Shelf Registration Statement with respect to the Shares is being filed and advising the Standby Purchaser that the distribution of such Shares will be made in accordance with the method selected by Standby Purchaser; (ii) furnish to the Standby Purchaser and to each underwriter of an underwritten offering of such Shares, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as the Standby Purchaser or underwriter may reasonably request, including financial statements and schedules and, if the Standby Purchaser so requests, all exhibits in order to facilitate the public sale or other disposition of such Shares; and (iii) hereby consents to the use of the Prospectus or any amendment or supplement thereto by the Standby Purchaser in connection with the offering and sale of the Shares covered by the Prospectus or any amendment or supplement thereto;

(d) use all commercially reasonable efforts to register or qualify the Shares under all applicable state securities or “blue sky” laws of such jurisdictions as the Standby Purchaser and each underwriter of an underwritten offering of Shares shall reasonably request by the time the applicable Registration Statement is declared effective by the SEC, and do any and all other acts and things which may be reasonably necessary or advisable to enable the Standby Purchaser and each underwriter to consummate the disposition in each such jurisdiction of the Shares; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

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(e) notify promptly the Standby Purchaser and, if requested by the Standby Purchaser, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Shares covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, (v) of the happening of any event or the discovery of any facts during the period a Registration Statement is effective which makes any statement made in such Registration Statement untrue in any material respect or which requires the making of any changes in such Registration Statement in order to make the statements therein not misleading, (vi) of the happening of any event or the discovery of any facts during the period a Registration Statement is effective which makes any statement in the related Prospectus untrue in any material respect or which requires the making of any changes in such Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (vii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (viii) of any determination by the Company that a post-effective amendment to such Registration Statement would be appropriate;

(f) use all commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

(g) furnish to the Standby Purchaser, and each underwriter, if any, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference and all exhibits thereto, unless requested);

(h) cooperate with the Standby Purchaser to facilitate the timely preparation and delivery of certificates representing such Shares (or statements of Shares owned, if the Company’s shares of common stock are issued in book entry only form) to be sold and not bearing any restrictive legends and registered in such names as the Standby Purchaser or the underwriters, if any, may reasonably request at least three business days prior to the closing of any sale of Shares;

(i) upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(e)(v), 3(e)(vi) and 3(e)(vii) hereof, as promptly as practicable after the occurrence of such an event, use all commercially reasonable efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Shares, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or will remain so qualified. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify the Standby Purchaser of such determination and to furnish the Standby Purchaser such number of copies of the Prospectus as amended or supplemented, as the Standby Purchaser may reasonably request;

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(j) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Standby Purchaser; and make representatives of the Company as shall be reasonably requested by the Standby Purchaser available for discussion of such document;

(k) if not previously received, obtain a CUSIP number for all Shares not later than the effective date of a Registration Statement;

(l) enter into agreements (including underwriting agreements) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Shares and in such connection whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

(i) make such representations and warranties to the Standby Purchaser and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

(ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Standby Purchaser) addressed to the Standby Purchaser and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by the Standby Purchaser and underwriters;

(iii) obtain “comfort” letters and updates thereof from the Company’s independent registered public accounting firm (and, if necessary, any other independent registered public accounting firm of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Registration Statement) addressed to the underwriters, if any, and use all commercially reasonable efforts to have such letter addressed to the Standby Purchaser (in accordance with AS 6101: Letters for Underwriters and Certain other Requesting Parties of the Public Company Accounting Oversight Board), such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters to underwriters in connection with similar underwritten offerings;

(iv) enter into a securities sales agreement with the Standby Purchaser and an agent of the Standby Purchaser providing for, among other things, the appointment of such agent for the Standby Purchaser for the purpose of soliciting purchases of Shares, which agreement shall be in form, substance and scope customary for similar offerings;

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(v) if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 4 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section or, at the request of any underwriters, in the form customarily provided to such underwriters in similar types of transactions; and

(vi) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Standby Purchaser and the managing underwriters, if any.

The above shall be done at (i) the effectiveness of such Registration Statement (and each post-effective amendment thereto) and (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder;

(m) make available for inspection by representatives of the Standby Purchaser, any underwriters participating in any disposition pursuant to a Shelf Registration Statement, and any counsel or accountant retained by any of the foregoing, all financial and other records, pertinent corporate documents and properties of the Company reasonably requested by any such persons, and cause the respective officers, directors, employees, and any other agents of the Company to supply all information reasonably requested by any such representative, underwriter, special counsel or accountant in connection with a Registration Statement, and make such representatives of the Company available for discussion of such documents as shall be reasonably requested by any such representative, underwriter, special counsel or accountant; provided that information which the Company determines in good faith, to be confidential and which it notifies such parties is confidential shall not be disclosed by such parties unless (i) such parties reasonably determine that the disclosure of such information is necessary to avoid or correct a material misstatement or omission in the applicable Registration Statement or the related Prospectus, (ii) such party reasonably determines, based on the advice of counsel, that disclosure of such information is required pursuant to a subpoena or other order for a court of competent jurisdiction or any other administrative agency or is otherwise required by applicable law, in which case each such party shall promptly notify, if permitted by applicable law, the Company, or (iii) such information has been made generally available to the public;

(n) a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Standby Purchaser, to counsel for the Standby Purchaser and to the underwriter or underwriters of an underwritten offering of Shares, if any, make such changes in any such document prior to the filing thereof as the counsel to the Standby Purchaser the underwriter or underwriters reasonably request and not file any such document in a form to which the Standby Purchaser, counsel for the Standby Purchaser or any underwriter shall not have previously been advised and furnished a copy of or to which the Standby Purchaser, counsel to the Standby Purchaser or any underwriter shall reasonably object, and make the representatives of the Company available for discussion of such document as shall be reasonably requested by the Standby Purchaser, counsel for the Standby Purchasers of Purchaser or any underwriter;

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(o) use all commercially reasonable efforts to cause all Shares to be listed on any securities exchange on which shares of common stock of the Company are then listed if requested by the Standby Purchaser, or if requested by the underwriter or underwriters of an underwritten offering of Shares, if any;

(p) otherwise comply with all applicable rules and regulations of the SEC and make available to its security the Standby Purchasers, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder;

(q) cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter and its counsel (including any “qualified independent underwriter” that is required to be retained in accordance with the rules and regulations of FINRA); and

(r) the Company may (as a condition to the Standby Purchaser’s participation in the Shelf Registration) require the Standby Purchaser to furnish to the Company such information regarding the Standby Purchaser and the proposed distribution by the Standby Purchaser of the Shares as the Company may from time to time reasonably request in writing.

The Standby Purchaser agrees that, upon receipt of any notice from the Company of (i) the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(v) or 3(e)(vi) hereof, or (ii) the good faith determination of the Board of Directors or the Chief Executive Officer and Chief Financial Officer of the Company that the continued effectiveness of the applicable Registration Statement and use of the Prospectus would require disclosure of confidential information related to a material acquisition or divestiture of assets or a material corporate transaction, event or development, the Standby Purchaser will forthwith discontinue disposition of Shares pursuant to a Registration Statement until the Standby Purchaser’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof, and, if so directed by the Company, the Standby Purchaser will deliver to the Company (at its expense) all copies in the Standby Purchaser’s possession, other than permanent file copies then in the Standby Purchaser’s possession, of the Prospectus covering Shares current at the time of receipt of such notice; provided that the Company shall not allow the applicable Registration Statement to fail or cease to be effective or allow the Prospectus to be unusable pursuant to the provisions of this paragraph for more than 45 days during any year of effectiveness contemplated by Section 2 hereof. It is understood and agreed that the provisions of this paragraph shall not affect the Company’s obligations under Section 2.5 of this Agreement.

The Standby Purchaser hereby agrees with the Company that the Standby Purchaser of will not participate in any underwritten offering hereunder unless the Standby Purchaser completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

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4. Indemnification; Contribution.

(a) With respect to the Securities, the Company agrees to indemnify and hold harmless the Standby Purchaser, each Person who participates as an underwriter (any such Person being an “Underwriter”) and each Person, if any, who controls any such Person within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act with respect to the Securities as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) pursuant to which Shares were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 4(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Standby Purchaser or Underwriter expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

(b) The Standby Purchaser agrees to indemnify and hold harmless the Company, each Underwriter, and each of their respective directors and officers, and each Person, if any, who controls the Company or any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to such the Standby Purchaser furnished to the Company by such the Standby Purchaser expressly for use in the Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that the Standby Purchaser shall not be liable for any claims hereunder in excess of the amount of net proceeds received by the Standby Purchaser from the sale of Shares pursuant to such Shelf Registration Statement.

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(c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) If the indemnification provided for in this Section 4 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Standby Purchaser, and Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

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The relative fault of the Company on the one hand and the Standby Purchaser, and Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Standby Purchasers, or Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Standby Purchasers, and Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 4, neither the Standby Purchaser nor any Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds received by the Standby Purchaser from the sale of the Shares exceeds the amount of any damages which the Standby Purchaser or Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission with respect to the Shares from the sale of the Shares.

No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 4, each Person, if any, who controls the Standby Purchaser or any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Standby Purchaser or Underwriter and each director of the Company, and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

5. Miscellaneous.

5.1 Rule 144 and Rule 144A. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Company covenants that it will file the reports required to be filed by it under the 1933 Act and Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder. If the Company ceases to be so required to file such reports, the Company covenants that it will upon the request of the Standby Purchaser (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act and it will take such further action as the Standby Purchaser may reasonably request, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable the Standby Purchaser to sell its Shares without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (ii) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of the Standby Purchaser, the Company will deliver to the Standby Purchaser a written statement as to whether it has complied with such requirements.

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5.2 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, email, or any courier guaranteeing overnight delivery (a) if to Standby Purchaser, initially at the Standby Purchaser’s address set forth in the Agreement, and thereafter at the most current address given by Standby Purchaser to the Company by means of a notice given in accordance with the provisions of this Section 5.4; and (b) if to the Company, initially at the Company’s address set forth in the Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 5.4.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if emailed; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee under the Indenture, at the address specified in such Indenture.

5.3 Specific Enforcement. Without limiting the remedies available to the Standby Purchaser, the Company acknowledges that any failure by the Company to comply with its obligations under Sections 2.1 through 2.4 hereof may result in material irreparable injury to the Standby Purchaser for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Standby Purchaser may obtain such relief as may be required to specifically enforce the Company’s obligations under Sections 2.1 through 2.4 hereof.

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EXHIBIT C

Major Decisions

•	Use of Proceeds – making use of the net proceeds of the Offerings (including the contribution or loan of such net proceeds to Federal Life or FLMHC); other than a contribution of at least $12,500,000 of such net proceeds, which shall be contributed to Federal Life immediately after the Closing.

•	Merger, Consolidation, Sale of Assets or Sale of a Controlling Stake in the Company – the merger or consolidation of the Company or Federal Life with any Person or the sale, lease or other transfer of all or substantially all of the Company’s or Federal Life’s assets to any Person, or entry into any agreement to do any of the foregoing.

•	Material Affiliate transactions - the entry into any material transaction with any Affiliate of the Company, FLMHC or Federal Life.

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AMENDMENT TO STANDBY STOCK PURCHASE AGREEMENT

THIS AMENDMENT TO STANDBY PURCHASE AGREEMENT (“Amendment”) is made effective as of September 12, 2018, by and among by and among Federal Life Group, Inc., a Pennsylvania corporation (the “Company”), Federal Life Insurance Company, an Illinois insurance company (“Federal Life”), Federal Life Mutual Holding Company, an Illinois corporation (“FLMHC”), and Insurance Capital Group, LLC (the “Standby Purchaser”).

BACKGROUND

A.       The parties have entered into a Standby Stock Purchase Agreement dated as of March 8, 2018 (the “Agreement”), pursuant to which, among other things, the Standby Purchaser agreed to purchase Shares of the Company’s Common Stock in the Offerings.

B.       The Parties desire to modify and amend the provisions of Section 2 of the Agreement.

NOW, THEREFORE, the parties hereto, each intending to be legally bound, hereby covenant and agree as follows:

1.       Background. The Background provisions set forth above (including, but not limited to, the defined terms set forth therein) are hereby incorporated by reference into this Amendment and made a part hereof as if set forth in their entirety in this Section 1. Capitalized terms used in this Amendment which are not otherwise defined herein, but which are defined in the Agreement, shall have the respective meanings given to such terms in the Agreement.

2.       Amendment to Section 2 of the Agreement. Section 2(b) of the Agreement shall be amended by deleting such section in its entirety and replacing the same with the following:

(b)       Subject to the terms, conditions and limitations of this Agreement and to the availability of Shares after purchases made in the Subscription Offering, the Standby Purchaser agrees to purchase from the Company in the Community Offering, at the Subscription Price, such number of Shares which, when added to any Shares issued as a result of the exchange of the Exchangeable Note, shall result in the sale of Shares in the Offering equal to the number of Shares at the Minimum of the Valuation Range. In addition, the Standby Purchaser may purchase such number of additional Shares as will result in the total number of Shares issued to the Purchaser (including those issued in connection with the Exchangeable Note) equaling 2,800,000 Shares, provided that such purchase does not result in the total number of shares being issued in the Offering and upon conversion of the Exchangeable Note exceeding the maximum number of Shares offered in the Offering (the number of Shares purchased by the Standby Purchaser are referred to herein as the “Purchased Shares”)

3.       Ratification of Agreement. The Agreement, as modified and amended hereby, and all of the respective liabilities, obligations, covenants, conditions, representations, and warranties set forth therein are hereby ratified and affirmed by each of the parties.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Standby Stock Purchase Agreement.

FEDERAL LIFE GROUP, INC.

By:	/s/ William S. Austin
WilliamS. Austin
President

FEDERAL LIFE MUTUAL HOLDING COMPANY

By:	/s/ William S. Austin
WilliamS. Austin
President

FEDERAL LIFE INSURANCE COMPANY

By:	/s/ William S. Austin
WilliamS. Austin
President

INSURANCE CAPITAL GROUP, LLC
By: ICG Management, LLC, its managing member

By:	/s/ Craig A. Huff
Name:	Craig A. Huff
Title:	Co-Managing Member

By:	/s/ Matthew T. Popoli
Name:	Matthew T. Popoli
Title:	Co-Managing Member